Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements (No. 333-02465 and No. 333-44243) on Form S-8 and in the registation statement (No. 333-04559) on Form S-3 of Sparta Foods, Inc. of our report dated November 12, 1999 relating to the financial statements of Sparta Foods, Inc. and Subsidiary as of September 30, 1999 and 1998 which report appears in the September 30, 1999 annual report on Form 10-KSB of Sparta Foods, Inc.

/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
December 27, 1999